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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
L.A.M. Pharmaceutical, Corp.:

         We consent to the incorporation by reference in the registration statements (No. 333-68860, No. 333-86216, No. 333-102853 and No. 333-107796) on
Form S-8 and registration statements (No. 333-563380, No. 333-68890, 333-101876,
333-103212 and 333-109868) on Form SB-2 of L.A.M. Pharmaceutical, Corp. of our report dated February 26, 2004 (except for Note Q as to which the date is March 24, 2004) relating to the balance sheets of L.A.M. Pharmaceutical, Corp. as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-KSB of L.A.M. Pharmaceutical, Corp.



/s/ Rotenberg & Co., LLP
--------------------------------
Rotenberg & Co., LLP
Rochester, New York
March 24, 2004